Exhibit 31.3

CERTIFICATIONS

I, Kevin Daly, certify that:

1. I have reviewed this report on Form 10-Q/A of Motorcar Parts of America, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: February 10, 2014	/s/ Kevin Daly
Kevin Daly
Chief Accounting Officer